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EXHIBIT 11.1
COMPUTATION OF EARNINGS PER SHARE

                                                                EXHIBIT 11.1

                               JENNA LANE, INC.

                   COMPUTATION OF EARNINGS PER COMMON SHARE


                                                                                                              February 14
                                                                                                                 1995
                                                                                         Year Ended           (Inception)
                                                                                          March 31,               to
                                                                                     -------------------       March 31,
                                                                                    1997            1996         1995
                                                                               ------------       ---------    ---------
Primary Earnings Per Share:

  Net income (loss)                                                            $   136,260     $   501,429     $   (43,926)
  Adjustment of net income:
    Interest income, net of tax effect resulting from excess proceeds in
      applying 20% rule on treasury stock method (a)                                 4,920               -               -
                                                                               -----------     -----------     ------------
    Adjusted net income                                                            141,180         501,429         (43,926)
  Deduct dividends on preferred shares                                              75,000         100,000              -
                                                                               -----------     -----------     -----------
      Net (loss) income applicable to common stock                             $    66,180     $   401,429     $   (43,926)
                                                                               ===========     ===========     ============
Weighted average number of shares outstanding                                    2,345,419       2,164,916         963,482
                                                                               ===========     ===========     ============
Primary earnings (loss) per share                                              $      0.03     $      0.19     $     (0.05)
                                                                               ===========     ===========     ============
Fully Diluted Earnings Per Share:

  Adjusted net income                                                          $   141,180     $   501,429     $   (43,926)
                                                                               ===========     ===========     ============
  Weighted average number of shares outstanding                                  3,263,880       3,077,742          963,482
                                                                               ===========     ===========     ============
  Fully diluted earnings per share                                             $      0.04 (b)       $0.16           $(0.05)
                                                                               ===========     ===========     ============
Supplemental Primary Earnings Per Share:

  Adjusted net income                                                          $    66,180
  Add: Interest on November Notes and Bridge Notes, net of tax effect (a)          120,077
                                                                               -----------
  Net income, as adjusted                                                      $   186,257
                                                                               ===========
  Weighted average number of share outstanding                                   2,345,419
  Add: Shares issuable from application of assumed proceeds from public
    offering (treasury stock method)                                               162,466
                                                                               -----------
  Weighted average number of shares outstanding, as adjusted                     2,507,885
                                                                               ===========
  Earnings per share, as adjusted                                              $      0.07 (b)
                                                                               ===========
Supplemental Fully Diluted Earnings Per Share:

  Adjusted net income                                                          $   141,180
  Add: Interest on November Notes and Bridge Notes, net of tax effect (a)          120,077
                                                                               -----------
                                                                               $   261,257
                                                                               ===========
  Weighted average number of shares outstanding                                  3,263,880
  Add: Shares issuable from application of assumed
    proceeds from public offering (treasury stock method)                          162,466
                                                                               -----------
  Weighted average number of shares outstanding,  as adjusted                    3,426,346
                                                                               ===========
  Earnings per share, as adjusted                                              $      0.08 (b)
                                                                               ===========

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                                                                    Exhibit 11.1

                               JENNA LANE, INC.

                   COMPUTATION OF EARNINGS PER COMMON SHARE
                                  (CONTINUED)

                                                                          Year Ended
                                                                        March 31, 1997
                                                                   -----------------------

Pro forma Earnings Per Share:

Primary
 Net income applicable to common stock                                          $   66,180
 Compensation cost to be recognized pursuant to FAS 123, net of
  tax effect (a)                                                                    14,522
                                                                                ----------

   Pro forma Net Income                                                         $   51,658
                                                                                ==========

 Weighted average number of shares outstanding                                   2,345,419

 Incremental Shares:
  Amount employees would pay if all options expected to vest were
   exercised                                                       $1,287,460
  Average unrecognized compensation balance during year               153,259
                                                                   ----------
  Assumed proceeds                                                  1,440,719
                                                                   ----------
  Repurchase shares at market value ($1,486,272 / 10)                 149,072

  Incremental shares (297,492 - 144,072)                                           153,420
                                                                                ----------

 Pro forma weighted average number of shares                                     2,498,839
                                                                                ==========

 Proforma primary earnings per share                                            $     0.02
                                                                                ==========

Fully diluted
 Adjusted net income                                                            $  141,180
 Compensation cost, as above                                                        14,522
                                                                                ----------

   Pro forma Net Income                                                         $  126,658
                                                                                ==========

 Weighted average number of shares outstanding                                   3,263,880
 Incremented shares, as above                                                      153,420
                                                                                ----------

   Pro forma weighted average number of shares                                  $3,417,300
                                                                                ==========

 Pro forma fully diluted earnings per share                                     $     0.04 (b)
                                                                                ==========


(a) Adjustments to income have been shown net of tax effects which were calculated at 34.8% (the Company's effective tax rate) of the gross amounts of the adjustments.

(b) This calculation is submitted in accordance with Regulation S-K item 601
    (b)(II) although it is contrary to paragraph 40 of APB Opinion No. 15 because it produces an anti-dilutive result.

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